Exhibit 12.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No.333-12140), (No.333-12142), (No.333-12124), (No.333-13712), (No.333-81804) and (No.333-81805) of Amersham plc of our report dated February 26, 2003 relating to the consolidated financial statements of Amersham plc, which appears in the Company’s Annual Report on Form 20-F for the year ended December 31, 2002.

PricewaterhouseCoopers LLP
London, England

Date: 23 May, 2003